Exhibit 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement (the “SETTLEMENT AGREEMENT”) is entered into effective on January 27, 2010, by and between Plaintiffs-Appellees ACACIA RESEARCH CORPORATION and COMBIMATRIX CORPORATION (“PLAINTIFFS”), and Defendant-Appellant NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA (“NATIONAL UNION”), with reference to the following facts:

R E C I T A L S

A.                                                                                                       Effective January 22, 1999, NATIONAL UNION issued to PLAINTIFFS its Directors, Officers and Corporate Liability Insurance Policy, D & O Gold No. 857-85-90. (hereinafter referred to as the “POLICY”).

B.                                                                                                       On November 28, 2000, Nanogen, Inc., sued CombiMatrix Corporation and Dr. Donald D. Montgomery in United States District Court for the Southern District of California as Case Number 00CV2369JM (RBB), which was subsequently submitted as a Claim to NATIONAL UNION under the POLICY and assigned Claim Number 297-011357 (hereinafter the “CLAIM”), and which lawsuit was thereafter settled.

C.                                                                                                       On April 22, 2005, ACACIA RESEARCH CORPORATION filed its Complaint against NATIONAL UNION in the Superior Court of the State of California for the County of Orange. The case was subsequently removed by NATIONAL UNION to the United States District Court for the Central District of California, Western Division, and PLAINTIFFS thereafter prosecuted the action as Case Number SA CV 05-501 PSG (MLGx) (hereinafter referred to as the “ACTION”).

D.                                                                                                            On May 22, 2008, the Court entered its Amended Judgment in the ACTION in favor of PLAINTIFFS and against NATIONAL UNION (hereinafter referred to as the “JUDGMENT”).

E.                                                                                                             On May 20, 2008, NATIONAL UNION filed its Notice of Appeal, which appeal remains pending before the United States Court of Appeals for the Ninth Circuit as Case Number 08-55834 (hereinafter referred to as the “APPEAL”).

F.                                                                                                              PLAINTIFFS and NATIONAL UNION are collectively referred to herein as the “PARTIES.”

G.                                                                                                            The PARTIES are now desirous of resolving their dispute, and to conclude the ACTION.

AGREEMENT

WHEREFORE, in consideration of the covenants, conditions, acknowledgments, representations, and promises set forth herein, the adequacy and sufficiency of which consideration is hereby expressly acknowledged by the Parties, it is agreed to, by and between the PARTIES, as follows:

1.                                                                                                              Terms of Payment. No later than February 12, 2010, NATIONAL UNION shall pay to PLAINTIFFS the sum of Twenty-Five Million Dollars ($25,000,000.00).

2.                                                                                                              Form of Payment. The PAYMENT of $25,000,000.00 shall be made by NATIONAL UNION to PLAINTIFFS no later than February 12, 2010, by a wire transfer to the Corbett, Steelman & Specter Attorney Client Trust Account, Account # 02 02 000287, Routing # (ABA #) 122243703, at Commerce National Bank, 4040 MacArthur Boulevard, Suite 100, Newport Beach, CA 92660, (949) 474-1020.

3.                                                                                                              Effect of Settlement on Judgment. NATIONAL UNION’s timely PAYMENT, as above, shall fully satisfy NATIONAL UNION’s obligations to PLAINTIFFS under the POLICY and under the JUDGMENT. Timely payment as set forth in Paragraphs 1 and 2 above shall be treated as a material term of the SETTLEMENT AGREEMENT, and time shall be treated as of the essence. The failure of NATIONAL UNION to make such payment shall permit PLAINTIFFS to recover collection of the JUDGMENT in full. In the event that NATIONAL UNION makes the PAYMENT set forth in Paragraph 1, above, in full, by February 12, 2010, then PLAINTIFFS shall cause to be executed and shall file a joint stipulated dismissal of the ACTION with prejudice, pursuant to Federal Rule of Civil Procedure 41, no later than February 19, 2010. The PARTIES shall take all other actions necessary to ensure that the Dismissal is entered by the Clerk of the United States District Court.

4.                                                                                                              Dismissal of Appeal with Prejudice. Upon the execution and delivery of this SETTLEMENT AGREEMENT, NATIONAL UNION shall immediately cause to be executed a “Joint Request for Dismissal (with Prejudice)” of the APPEAL, and shall further cause such Dismissal to be filed with the United States Court of Appeals for the Ninth Circuit no later than January 28, 2010. The PARTIES shall take all other actions necessary to ensure that the Dismissal is entered by the Clerk of the United States Court of Appeals for the Ninth Circuit. As part of the Joint Request for Dismissal, the PARTIES will withdraw all requests for sanctions currently pending in the Ninth Circuit, including but not limited to the motion that PLAINTIFFS filed with that Court on January 14, 2009, as resolved in part in that Court’s order of March 16, 2009.

5.                                                                                                              Further Action by the PARTIES. In addition to executing this SETTLEMENT AGREEMENT, making the PAYMENT set forth above, and executing and filing the Dismissals, each of the PARTIES further agrees to do all other things necessary, if any, including, but not limited to, the execution of any additional documents necessary to effectuate the intent and purposes of the SETTLEMENT AGREEMENT, to cause entry of the above-referenced Dismissals, and so as to cause the ACTION and the APPEAL to be dismissed with prejudice, upon the occurrence of the conditions specified, and pursuant to the terms, set forth herein.

6.                                                                                                              Mutual Releases.

a.              Release of NATIONAL UNION. PLAINTIFFS, on their own behalf and on behalf of their officers, directors, parents, subsidiaries and affiliated corporations, present and former agents, employees, independent contractors, attorneys, predecessors, successors, and assigns, and each of them, and all of those claiming by, through, under or in concert with it, or any of them, hereby absolutely, forever and fully, generally and specifically release and discharge NATIONAL UNION, and its present and former agents, employees, attorneys, independent contractors, officers, directors, parents, subsidiaries and affiliated corporations, predecessors, successors and assigns, and each of them, from any and all claims, contentions, rights, debts, liabilities, demands, accounts, accountings, reckonings, obligations, duties, promises, costs, expenses (including but not limited to, attorneys’ fees), liens, subrogation rights, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether fixed or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, suspected or unsuspected, which are based upon, arising out of, or in any way related to, directly or indirectly, the POLICY, the ACTION, or the CLAIM giving rise thereto.

b.              Release of PLAINTIFFS. NATIONAL UNION, on its own behalf and on behalf of its officers, directors, parents, subsidiaries and affiliated corporations, present and former agents, employees, attorneys, predecessors, successors, and assigns, and each of them, and all of those claiming by, through, under or in concert with it, or any of them, hereby absolutely, forever and fully, generally and specifically release and discharge PLAINTIFFS and their present and former agents, employees, attorneys, independent contractors, officers, directors, parents, subsidiaries and affiliated corporations, partners, joint venturers, attorneys, predecessors, successors and assigns, and each of them, from any and all claims, contentions, rights, debts, liabilities, demands, accounts, accountings, reckonings, obligations, duties, promises, costs, expenses (including but not limited to, attorneys’ fees), liens, subrogation rights, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether fixed or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, suspected or unsuspected, based upon, arising out of, or in any way related to, directly or indirectly, the POLICY, the ACTION or the CLAIM giving rise thereto.

7.                                                                                                              Waiver of California Civil Code Section 1542. The PARTIES hereby waive any and all rights or benefits which they may have with respect to their respective claims under Section 1542 of the California Civil Code, which provides that:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The PARTIES hereby represent and warrant that they understand the effect of this waiver and of Civil Code Section 1542 and that they are represented and have been fully advised of the effect of this general release by an attorney licensed to practice law.

8.                                                                                                              Release of Unknown Claims. The PARTIES acknowledge that they may hereafter discover claims and/or facts now unknown or unsuspected, or in addition to, or different from, those which they now know or believe to be true at present with respect to the POLICY or the ACTION. Nevertheless, the PARTIES intend by the releases in this SETTLEMENT AGREEMENT to release fully, finally, and forever all of their respective claims, whether such claims are known or unknown, suspected or unsuspected, based upon the POLICY or the ACTION.

9.                                                                                                              Releases Do Not Apply to SETTLEMENT AGREEMENT. The releases set forth above are not intended to, and shall not, extend to, apply to or otherwise release, excuse or discharge any rights, privileges, benefits, duties or obligations of any of the PARTIES granted or existing by reason of, or otherwise arising under, this SETTLEMENT AGREEMENT.

10.                                                                                                       Representations and Warranties Regarding Claims. The PARTIES represent and warrant to each other that they: (a) are the lawful owners of everything released hereunder; (b) have all necessary power and authority to execute, deliver and perform this SETTLEMENT AGREEMENT, including any necessary consent or approval from any person, and including the absence of any duty or obligation that would prevent, or be put in breach or default by, such Agreement; and (c) have not heretofore transferred or attempted to transfer all or any part of any such thing in any manner whatsoever, including by way of subrogation or operation of law.

The PARTIES agree to indemnify and hold harmless each other with respect to any liability, cost, expense, or claim pertaining to or arising from any assertion of any such obligation or transfer or lack of such power or authority.

11.                                                                                                  Binding Effect. This SETTLEMENT AGREEMENT and all documents referred to herein, shall bind and inure to the benefit of each of the PARTIES and their respective successors. Except as expressly provided herein, this SETTLEMENT AGREEMENT is not for the benefit of any person not: (a) a Party; (b) identified as a beneficiary herein; or (c) identified herein as a person or entity released hereby, and is not intended to constitute a third party beneficiary contract. A person or entity shall be deemed identified herein only if referenced by name (i.e., “John Jones”) or category (i.e., “successors,” “predecessors,” etc.).

12.                                                                                                  Assignment of Rights.  Concurrent with the execution of this SETTLEMENT AGREEMENT by the PARTIES, PLAINTIFFS shall execute and deliver to NATIONAL UNION an Assignment and Assumption Agreement (“Assignment Agreement”) in the form attached hereto as Exhibit A, pursuant to which PLAINTIFFS sell, transfer, assign, convey, and set over unto NATIONAL UNION, and its affiliates, successors and assigns, on a quitclaim basis, all of their rights, title, claims and interest in and to reimbursement and/or payment of any kind under the Excess Liability Policy issued by Royal Insurance Company of America to Acacia Research Corporation, policy number P SF001831 (the “Royal Excess Policy”), and the Excess Liability Policy issued by Federal Insurance Company to Acacia Research Corporation, policy number 8158-94-96 KCO (the “Federal Excess Policy”) (jointly the “EXCESS CARRIERS”), with respect to the actions and proceedings listed in the Recitals herein.

NATIONAL UNION shall have all right, title and interest including all claims, actions, causes of action and/or remedies that the PLAINTIFFS have or may hereafter have against the Royal Insurance Company of America under the Royal Excess Policy and against Federal Insurance Company under the Federal Excess Policy, including, but not limited to, the right to sue in the name of, or for the benefit of, PLAINTIFFS, subject to all defenses and claims available to the EXCESS CARRIERS against PLAINTIFFS or NATIONAL UNION. PLAINTIFFS hereby represent and warrant that, other than the Policies issued by the EXCESS CARRIERS, there are no other or additional excess or other policies pursuant to which PLATINFFS will seek recovery for the events and acts which gave rise to the CLAIM, the ACTION, and/or this AGREEMENT. PLAINTIFFS shall cooperate in all respects as may be reasonably requested by NATIONAL UNION in providing any and all assistance and documentary evidence to NATIONAL UNION, including, without limitation, attendance on reasonable notice and without subpoena at examinations before trial and at a trial and the production upon reasonable request by NATIONAL UNION of documents, in respect of their claims, demands and causes of action that it has or may hereafter have against the Royal Excess Policy and the Federal Excess Policy, at NATIONAL UNION’s expense. PLAINTIFFS also covenant and agree that they have neither assigned, nor expressly released nor expressly discharged the Royal Excess Policy or the Federal Excess Policy. By this assignment, PLAINTIFFS do not make any representation regarding the validity of such claims, and NATIONAL UNION shall bear the sole risk, responsibility and cost in prosecuting such claims, including the possibility that such claims may be unsuccessful or without merit or subject to defenses or setoffs. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

13.                                                                                                       No Precedential Value. This SETTLEMENT AGREEMENT is a compromise under the unique circumstances presented herein, and shall have no precedential value with respect to any other claim which has been or may be submitted for coverage under any policy of insurance issued by NATIONAL UNION or any other member company of American International Group.

14.                                                                                                       Final Integrated Agreement. This SETTLEMENT AGREEMENT and the documents referred to herein constitute the entire, final and binding understanding between the PARTIES. There are no other statements or representations, written or oral, express or implied, which have been made or received and relied upon in entering into this SETTLEMENT AGREEMENT; and all prior discussions, statements, and negotiations which have occurred prior to the Effective Date of this SETTLEMENT AGREEMENT shall be deemed superseded by and merged into this SETTLEMENT AGREEMENT, and shall not be used for any purpose whatsoever.

15.                                                                                                       Understanding of Settlement; Voluntary Agreement. Each of the PARTIES understands and agrees to this settlement, this SETTLEMENT AGREEMENT, and the other terms and conditions contained herein, and in the other documents referred to herein, and has relied upon its own judgment, belief, knowledge, understanding and expertise after careful consultation with its own legal counsel concerning the legal effect of this settlement and all of the terms of this SETTLEMENT AGREEMENT. Each of the PARTIES enters into this SETTLEMENT AGREEMENT, and the other terms and conditions contained herein, and the other documents referred to herein, knowingly and voluntarily, in the total absence of any fraud, mistake, duress, coercion, or undue influence and after careful thought and reflection about this SETTLEMENT AGREEMENT, and the terms and conditions contained herein, and the other documents referred to herein and, accordingly, by signing this SETTLEMENT AGREEMENT, and the Dismissal, each Party hereto signifies full understanding, agreement and acceptance thereof.

Each of the PARTIES has fully and completely investigated the facts pertaining to this settlement, SETTLEMENT AGREEMENT and all matters pertaining thereto as deemed necessary by each.

16.                                                                                                       Disclosure of Terms. The PARTIES agree that the terms of this SETTLEMENT AGREEMENT, and all negotiations leading up to this AGREEMENT, will be considered confidential. Unless required to make disclosure pursuant to the order of a court or other government authority of competent jurisdiction, the PARTIES will not disclose any of the terms or negotiations to anyone other than as necessary to their directors, officers, employees, attorneys, accountants, auditors, regulators, underwriters, governmental or administrative agencies, and/or reinsurers, or as required by regulation or law governing the mandatory disclosure by publicly traded companies, or the contents and disclosure of financial statements. Before making disclosure of the SETTLEMENT AGREEMENT in litigation, including but not limited to the fact of the SETTLEMENT AGREEMENT or its terms, the Party seeking to make disclosure will make a good faith effort to have a protective order entered governing any such disclosure. Notwithstanding the foregoing, if any shareholder initiates communications with PLAINTIFFS concerning the settlement, PLAINTIFFS may privately disclose the amount of the settlement, but not the identity of the payor or any other information concerning the settlement, its terms, or this SETTLEMENT AGREEMENT.

17.                                                                                                       Costs Associated with ACTION. The PARTIES expressly agree that they shall each be liable and responsible hereafter for their own attorneys’ fees, costs and expenses incurred in connection with the ACTION, the negotiation and execution of the SETTLEMENT AGREEMENT and this settlement, and shall and do waive any right to seek recovery thereof from any other Party hereto.

18.                                                                                                       Ambiguities or Uncertainties. This SETTLEMENT AGREEMENT, and any ambiguities or uncertainties herein, shall be equally and fairly interpreted and construed without reference to the identity of the Party or Parties preparing this document on the express understanding and agreement that the PARTIES participated equally in the negotiation and preparation of this SETTLEMENT AGREEMENT, or that each of the PARTIES have had equal opportunity to do so. Accordingly, the PARTIES hereby waive the benefit of California Civil Code Section 1654, and any successor or amended statute, providing that in cases of uncertainty, the language of a contract should be interpreted most strongly against the Party who caused the uncertainty to exist.

19.                                                                                                       Survival of Executory Provisions. Any and all executory provisions of this SETTLEMENT AGREEMENT and the documents referred to herein shall survive the consummation of this settlement and shall continue in full force and effect until fully performed and satisfied.

20.                                                                                                       California Law. This settlement and SETTLEMENT AGREEMENT shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, and any action relating hereto shall be filed in the Federal Court for the Central District of the State of California.

21.                                                                                                       Severability. In the event that any provision(s) of this SETTLEMENT AGREEMENT as applied to any of the PARTIES or to any circumstance should be adjudged by a court of competent jurisdiction to be void, voidable, invalid or unenforceable, such provision shall be deemed severed from this SETTLEMENT AGREEMENT and the remaining portions hereof shall remain in full force and effect as if the invalid or unenforceable provision(s) had not been a part of this SETTLEMENT AGREEMENT.

22.                                                                                                       Waiver, Modification and Amendment. No breach of this SETTLEMENT AGREEMENT, or of any provision herein, can be waived except by an express written waiver executed by the Party waiving such breach. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or other provisions of this SETTLEMENT AGREEMENT. This SETTLEMENT AGREEMENT may be amended, altered, modified or otherwise changed in any respect or particular only by a writing duly executed by each of the PARTIES or their authorized representatives.

23.                                                                                                       Multiple Counterparts. This SETTLEMENT AGREEMENT, and any document referred to herein, may be executed in any number of counterparts, each of which may be deemed an original and all of which together shall constitute a single instrument.

24.                                                                                                       Telefacsimile Signatures. This SETTLEMENT AGREEMENT, and any document referred to herein and relating to it may be executed and transmitted to any of the PARTIES by telefacsimile, which telefacsimile shall be deemed to be, and may be utilized in all respects as, an original document for all purposes.

25.                                                                                                       Captions. Sections, paragraphs and other captions or headings contained in this SETTLEMENT AGREEMENT are inserted as a matter of convenience and for reference, and in no way define, limit, extend or otherwise describe the scope or intent of this SETTLEMENT AGREEMENT or any provision hereof and shall not affect in any way the meaning or interpretation of this SETTLEMENT AGREEMENT.

26.                                                                                                       Recitals. The Recitals set forth at the beginning of this SETTLEMENT AGREEMENT shall not be admissible to prove the truth of the matters asserted therein in any action or proceeding involving any of the PARTIES (other than an action or proceeding brought to enforce the terms of this SETTLEMENT AGREEMENT), nor do any of the PARTIES intend such Recitals to constitute admissions of fact by any of them.

27.                                                                                                       Miscellaneous. In the language of this document and the documents referred to herein, singular and plural numbers, and masculine, feminine and neuter genders, shall be deemed to include all others, and the word “person” shall include corporations, partnerships and every other entity, as the context may require.

28.                                                                                                       Effective Date. The term “Effective Date” shall mean and refer to January 27, 2010, and this SETTLEMENT AGREEMENT shall be effective as of such date.

IN WITNESS WHEREOF, the PARTIES evidence their agreement, consent and acceptance of this SETTLEMENT AGREEMENT by executing this SETTLEMENT AGREEMENT in the spaces provided below:

DATED: January 27, 2010	ACACIA RESEARCH CORPORATION, a
Delaware Corporation

	By:	/s/ Robert L. Harris
Robert L. Harris
	Title:	President

DATED: January 27, 2010		COMBIMATRIXCORPORATION,
a Delaware Corporation

		By:	/s/ Amit Kumar
Amit Kumar
		Title:	President

DATED: January 27, 2010		CHARTIS CLAIMS, INC., on behalf of NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA,
a Pennsylvania insurance company

		By:	/s/ Lauren Levy
Lauren Levy
		Title:	Vice President

APPROVED AS TO FORM AND CONTENT:

CORBETT, STEELMAN & SPECTER		SIDLEY AUSTIN LLP

By:	/s/ Richard B. Specter	By:	/s/ Eric A. Shumsky
Eric A. Shumsky
Richard B. Specter

Attorneys for PLAINTIFFS		Attorneys for NATIONAL UNION

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

The undersigned, ACACIA RESEARCH CORPORATION AND COMBIMATRIX CORPORATION (“Assignors”), hereby assign, transfer, sell, convey, and set over unto NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PENNSYLVANIA (“Assignee”), on a quitclaim basis, for good and valuable consideration, receipt of which is hereby acknowledged by Assignors, all of Assignors’ rights, title, claims, and interest in and to reimbursement and/or payment of any kind under the Excess Liability Policy issued by Royal Insurance Company of America to Acacia Research Corporation, policy number P SF00183, and the Excess Liability Policy issued by Federal Insurance Company to Acacia Research Corporation, policy number 8158-94-96 KCO, (collectively the “Excess Policies”), subject to the terms and conditions of this Assignment Agreement; and the Assignee hereby also agrees as follows:

1.                                      In consideration of Assignee’s agreements contained herein, the Assignors, subject to paragraph 3(A) hereof, hereby assign to Assignee all of their legal rights under the Excess Policies to recover reimbursement of legal fees, costs, and expenses incurred by Assignors, together with any bad faith refusal to defend claims, and, subject to paragraph 3(B) hereof, hereby assigns to Assignee all of their legal rights under the Excess Policies to recover indemnity for any judgment or settlement in any of the Actions and Proceedings that are the subject of that certain Settlement Agreement (“Settlement Agreement”) executed by the parties dated January 27, 2010 (the “Assignment”), under the Excess Policies, with respect to those claims submitted under the policy issued by Assignee to Acacia Research Corporation (the “Policy”) for certain legal proceedings that are the subject of the Settlement Agreement.

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2.                                      The Assignors shall execute all papers required and do everything that may be reasonably necessary to secure Assignee’s rights pursuant to this Assignment Agreement, including the execution of such documents as reasonably requested by Assignee to maintain a declaratory judgment action under the Excess Policies in place, and instead, of Assignors. In the event Assignee opts to pursue declaratory relief actions, Assignee shall have no obligation to pay the wages of any employee of Assignors that may be required to provide deposition or trial testimony in connection with such action. In the event that any of Assignors’ employees requests legal counsel for deposition or trial, in any action commenced by Assignee pursuant to this Assignment Agreement, Assignee’s choice of counsel will represent such employee(s) and Assignee will pay such counsel’s legal fees, costs, and expenses.

3.                                      (A) Actions for Recovery of Defense Costs. By entering into this Assignment Agreement, Assignee is not obligated to bring a declaratory judgment action or any claim under the Excess Policies. Even if Assignee decides not to institute any such litigation for the recovery of attorneys’ fees, costs, expenses, or bad faith refusal to defend claims, Assignors agree that, in accordance with the terms of this Assignment Agreement, they hereby waive the right to and cannot file any such an action against their insurance carriers.

In the event Assignee decides to commence litigation under either of the Excess Policies to seek reimbursement of attorneys’ fees, costs, expenses, or bad faith penalties resulting from a duty to defend, Assignee shall have the sole discretion to settle such claims. To the extent Assignee obtains a recovery of legal fees, costs, expenses, or bad faith recovery arising from a refusal to defend, under the Excess Policies„ by declaratory judgment or otherwise, the Assignors acknowledge and agree that they have relinquished any and all rights to such recovery to Assignee pursuant to this Assignment Agreement.

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(B) Actions for Recovery of Indemnity. Assignors assign to Assignee all rights they may have under the Excess Policies with respect to any settlement or judgment against Assignors, or any of them, in any of the actions or proceedings which are the subject of the Settlement Agreement. Even if Assignee decides not to institute any such litigation for recovery of indemnity, Assignors agree that, in accordance with the terms of this Assignment Agreement, they hereby waive the right to and cannot file any such an action against their insurance carriers. To the extent Assignee obtains a recovery of indemnity, under the Excess Policies, by declaratory judgment or otherwise, the Assignors acknowledge and agree that they have relinquished any and all rights to such recovery to Assignee pursuant to this Assignment Agreement.

4.                                      By this assignment, Assignors do not make any representation regarding the validity of claims under the Excess Policies and Assignee shall bear the sole risk, responsibility and cost in prosecuting such claims, including the possibility that such claims may be unsuccessful or without merit or subject to defense or setoff.

5.                                      Assignors agree to cooperate with Assignee in the commencement and prosecution of a declaratory judgment action under the Excess Policies, at Assignee’s sole expense. Assignee will provide Assignors with copies of all pleadings filed in connection with such declaratory judgment action, and the Assignors may associate with Assignee in prosecution of the declaration judgment action to the extent that issues raised therein may affect the reputation or day-to-day business of Assignors.

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Assignee agrees to refrain from taking any action which would be contrary to any confidentiality agreement between the parties or any protective or other court order in the actions and proceedings that are the subject of the Settlement Agreement, if any.

6.                                      PLAINTIFFS hereby represent and warrant that, other than the Policies issued by the EXCESS CARRIERS, there are no other or additional excess or other policies pursuant to which PLATINFFS will seek recovery for the events and acts which gave rise to the CLAIM, the ACTION, and/or this AGREEMENT.

7.                                      In the event that a difference of opinion arises between Assignors and Assignee as to any matters omitted from this Assignment Agreement, the parties agree to use their best efforts to reach a mutually acceptable resolution.

8.                                      No failure on the part of Assignee to exercise, and no delay in exercising, any of its rights under this Assignment Agreement shall be construed or deemed to be a waiver thereof.

9.                                      Assignors and Assignee agree that this Assignment Agreement shall not constitute, nor be construed as: (I) an admission by Assignee of any liability for or with respect to the actions and proceedings that are the subject of the Settlement Agreement; (II) an admission by Assignee that it has any liability for the actions or proceedings under the Policy; and/or (III) a waiver by Assignors or Assignee of any of their respective rights, privileges, and defenses under the Policy, at law or in equity, and all such rights are mutually reserved.

10.                               If any part or parts of this Assignment Agreement are determined to be null and void, the remainder of the Assignment Agreement shall be given full force and effect.

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11.                               This Assignment Agreement shall not be construed as a waiver by Assignors or Assignees of any of their rights, privileges, and/or defenses, under the Policy, at law, and in equity, with respect to any monies paid in satisfaction of the settlement that is the subject of the Settlement Agreement.

12.                               This Assignment Agreement inures to the benefit of Assignee, its successors and assigns forever.

13.                               The parties further agree that this Agreement does not in any way resolve any indemnity issues under the Excess Policies, or any of them, arising from the actions and proceedings that are the subject of the Settlement Agreement.

14.                               This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but which together shall constitute one instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement.

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IN WITNESS WHEREOF, Assignors and Assignee have duly executed this Agreement as of this 27th day of January 2010.

ASSIGNOR ACACIA RESEARCH CORPORATION:

DATED: January 27, 2010	ACACIA RESEARCH CORPORATION, a
Delaware Corporation

	By:	/s/ Robert L. Harris, II
Robert L. Harris, II
	Title:	President

ASSIGNOR COMBIMATRIX CORPORATION:

DATED: January 27, 2010	COMBIMATRIX CORPORATION, a
Delaware Corporation

	By:	/s/ Amit Kumar
Amit Kumar
	Title:	President

ASSIGNEE NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PENNSYLVANIA:

DATED: January 27, 2010	CHARTIS CLAIMS, INC., on behalf of NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA,
a Pennsylvania insurance company

	By:	/s/ Lauren Levy
Lauren Levy
	Title:	Vice President

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